UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2018

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 1.01	Entry into a Material Definitive Agreement.

          Effective April 1, 2018, we entered into an employment agreement with Brent T. Novak (the “Employment Agreement”).  The Employment Agreement provides that Mr. Novak will be our Executive Vice President and Chief Financial Officer for a term of three years at an annual salary of $505,000.  Mr. Novak will also receive annual grants of $750,000 of restricted stock units (“RSUs”).  The number of shares in each annual grant of RSUs will be determined by the closing price of our common stock on the last trading day prior to the day of each annual grant.  $300,000 of each annual grant of RSUs will be subject to three year “cliff vesting” (i.e. vesting is based upon performance at the close of the three year performance period), with vesting of each annual grant of RSUs determined by the following performance measures: (i) Total shareholder return as compared to the Russell 2000 Index (weighted 50%); (ii) Net revenue growth as compared to the Company’s peer group (weighted 25%), and (iii)     EBITDA growth as compared to the Company’s peer group (weighted 25%).  $450,000 of each annual grant of RSUs will vest in 3 equal annual installments commencing on the first anniversary of the date of grant and on the second and third anniversaries thereafter.  The Employment Agreement also contains provisions relating to benefits, change of control, and an annual performance-based bonus award equal to up to 125% of base salary.

          The foregoing is only a summary of certain of the terms of the Employment Agreement.  For a complete description, a copy of the Employment Agreement is annexed hereto in its entirety as an exhibit.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

          Effective April 2, 2018, Mr. Brent T. Novak became our Executive Vice President and Chief Financial Officer.   Mr. Novak, age 46, has no prior employment history with us nor is he related to any of our executive officers or directors.

          Mr. Brent Novak served as the Chief Financial Officer at Ixia since September 2014. Mr. Novak served as an Acting Chief Financial Officer at Ixia from March 03, 2014 to September 2014 and served as its Vice President of Finance from August 2006 to September 2014. He joined the Ixia in April 2004 and served as its Senior Director of Finance from April 2004 to 2006.   Ixia (formerly a NASDAQ listed company - XXIA) was acquired by Keysight Technologies, Inc. (NYSE: KEYS) in April 2017, and is now a separate business unit of Keysight.  Prior thereto, from May 2000, Mr. Novak was the Director of Finance and Corporate Development at Idealab.  Prior thereto, from January 1995, he was at PricewaterhouseCoopers, where he was a Manager.  Mr. Novak is a Certified Public Accountant and he received his Bachelor’s Degree in Business Economics summa cum laude from the University of California, Santa Barbara.

          As described above, we entered into an Employment Agreement with Mr. Novak.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

Exhibit	Description

10.1	Employment Agreement dated as of April 1, 2018 between Registrant and Brent T. Novak
10.2	Press Release dated April 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated:	April 2, 2018
		By:	/s/ STEPHEN G. BERMAN
Stephen G. Berman, CEO